UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2008 (May 29, 2008)
Washington Banking Company
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

000-24503	91-1725825
(Commission File Number)	(IRS Employer Identification No.)
450 Bayshore Drive
Oak Harbor, WA 98277
(Address of principal executive offices) (Zip Code)
(360) 679-3121
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On June 3, 2008 Washington Banking Company (the “Company”) announced that the Company’s board of directors had terminated the previously announced Agreement and Plan of Merger with Frontier Financial Corporation, citing a failure to obtain regulatory approval based upon facts that, the Company believes, constitute a material breach of Frontier Financial Corporation’s representations and warranties contained in the merger agreement. The notice terminating the merger agreement was delivered on May 29, 2008.
A copy of the press release announcing the termination of this transaction is furnished herewith. Information presented in the Company’s press release shall not be deemed to have been filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits
     99.1      Press Release of the Registrant dated June 3, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Date: June 3, 2008	By:	/s/ Michal D. Cann
Michal D. Cann
President and Chief Executive Officer